Exhibit 23.4

CONSENT OF INDEPENDENT AUDITOR

We consent to the use in this Registration Statement of Blue Coat, Inc. on Form S-1 of our report dated March 10, 2016 related to the financial statements of Perspecsys Inc. as of and for the years ended December 31, 2014 and 2013, appearing in the prospectus, which is part of this Registration Statement, and to the reference to us under the heading “Experts” in such prospectus.

/s/ Deloitte LLP

Chartered Professional Accountants

Licensed Public Accountants

Toronto, Canada

June 2, 2016